EXHIBIT 3.3


                          CERTIFICATE OF DESIGNATIONS,
                         VOTING POWERS, PREFERENCES AND
                     RIGHTS OF THE SERIES A PREFERRED STOCK

                                       OF

                           DELTA FINANCIAL CORPORATION

                        ---------------------------------

                            Under Section 151 of the
                        Delaware General Corporation Law

                        ---------------------------------

      Delta Financial Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      That, pursuant to authority conferred upon the board of directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, the Board, at a meeting duly convened, adopted a resolution providing for the authorization of a series of Preferred Stock consisting of 150,000 shares, designated Series A Preferred Stock, which resolution is as follows:
            RESOLVED,  that  pursuant  to  Article  Four of the  Certificate  of
Incorporation of the Corporation, there be and hereby is authorized and created a series of Preferred Stock, hereby designated Series A Preferred Stock (the "Series A Preferred Stock"), to consist of 150,000 shares with a par value of $0.01 per share, having the designations, preferences and relative, participating, optional or other special rights, qualifications, limitations and restrictions as hereinafter set forth:

     1. RANK. Except as otherwise expressly set forth in this Certificate of Designations, shares of Series A Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, dissolution and winding up of the
Corporation: (a) senior to the Corporation's common stock, par value $0.01 per share (the "Common Stock") and, except as provided herein; all other classes and series of capital stock or preferred stock of the Corporation; and (b) PARI PASSU with any additional shares of Series A Preferred Stock issued by the Corporation in compliance with the terms hereof.

      Except as expressly set forth in this Certificate of Designations, so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not issue any shares of capital stock which rank senior to, or PARI PASSU with, the Series A Preferred Stock in respect of dividend rights or rights on liquidation, dissolution and winding up of the Corporation. Notwithstanding any provision in this Certificate of Designations to the contrary, (i) in connection with any Senior Funding Event (as defined below), the Corporation shall be permitted to issue shares of its capital stock ranking senior to, or PARI PASSU with, the Series A Preferred Stock in respect of dividend rights and rights on liquidation, dissolution and winding up of the Corporation, and (ii) in connection with any Parity Funding Event (as defined below), the Corporation shall be permitted to issue shares of its capital stock ranking PARI PASSU with the Series A Preferred Stock in respect of dividend rights and rights on liquidation, dissolution and winding up of the Corporation; provided, however, that no share of capital stock of the Corporation issued in connection with any Senior Funding Event or Parity Funding Event shall (i) have a liquidation preference in excess of the amount of cash consideration paid to the Corporation for such share, or (ii) have the right to receive or accrue any dividends or other distributions in excess of 20% per annum of the liquidation preference of such share, which

                                       2

dividends or other distributions shall accrue on a daily basis. For purposes of this Certificate of Designations, (A) a "Senior Funding Event" shall mean any transaction or series of related transactions that results in the issuance by the Corporation of equity securities to one or more investors in connection with which the Corporation receives in return net proceeds of at least $25 million in cash or cash equivalents and (B) a "Parity Funding Event" shall mean any transaction or series of related transactions that results in the issuance by the Corporation of equity securities to one or more investors in connection with which the Corporation receives in return net proceeds of at least $5 million in cash or cash equivalents.

     2. DIVIDENDS. The holders of shares of Series A Preferred Stock (the "Holders") shall be entitled to receive cumulative preferential dividends on such shares, which dividends will accrue on a daily basis beginning on January 1, 2003 at the rate per share of 10% per annum of the Preference Amount (as defined below) and will be payable in cash (whether or not earned or declared) semi-annually in arrears on each of the first day of January and July, or, if any such date is not a business day, on the next succeeding business day (each a "Dividend Payment Date"). Dividends payable on the Series A Preferred Stock shall accrue on a daily basis and shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The first Dividend Payment Date will be July 1, 2003.

      Dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid when due.

      If the Corporation fails to pay any required dividends on the Series A Preferred Stock for any dividend period, the Corporation and each subsidiary of the Corporation that is not a

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securitization trust, a special purpose entity, or an entity whose purpose is to serve as a finance subsidiary (each, a "Subsidiary" and collectively, the "Subsidiaries") shall not, and the Corporation shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare, pay, or set apart for payment any dividend or make any other payment or distribution on account of the Corporation's or any of its Subsidiaries' Equity Interests (as defined below) other than (A) dividends or other payments or distributions payable in shares of capital stock of the Corporation ranking junior to or PARI PASSU with the Series A Preferred Stock with respect to dividend rights and rights on liquidation, dissolution and winding up of the Corporation, (B) dividends or other payments or distributions payable in respect of securities issued in connection with a Senior Funding Event or a Parity Funding Event, which securities have dividends payable in kind, (C) dividends or other payments or distributions payable to the Corporation or any wholly owned Subsidiary of the Corporation, or (D) dividends or other payments or distributions payable in respect of securities ranking senior to the Series A Preferred Stock with respect to dividend rights and rights on liquidation, dissolution or winding up of the Corporation; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Corporation (except for (A) any Equity Interest owned by any wholly owned Subsidiary of the Corporation, or (B) any Equity Interest issued in a Senior Funding Event) or any direct or indirect parent of the Corporation, including, without limitation, any such Equity Interest which is junior to or PARI PASSU with the Series A Preferred Stock held by (x) Hugh Miller, Marc E. Miller, Sidney Miller, and Lee Miller, any of their respective spouses or lineal descendants or any trust the beneficial interests of which are held by any of such persons (collectively, the "Miller Stockholders") or (y) any other
Affiliate of the Corporation (as such term is defined by Rule 144(a)(1) under the Securities Act of 1933, as amended (the "Securities Act")), or (iii) pay or make available any

                                       4

monies for any sinking fund for the purchase, redemption or acquisition of any Equity Interest described in clause (ii) above, in each case until such time as full cumulative dividends on all outstanding shares of Series A Preferred Stock have been paid for two consecutive dividend periods following the dividend period for which the Corporation so failed to pay such dividends on the Series A Preferred Stock.

      For purposes of this Certificate of Designations, "Equity Interest" means Capital Stock and all warrants, options (except that for purposes of this definition, "options" shall not include any transaction with or relating to options which shall have the direct or indirect economic effect of a repricing of options, including, but not limited to, an issuer self-tender for options), or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock). "Capital Stock" means (i) in the case of a corporation, corporate stock (including, without limitation, common stock and preferred stock), (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests, and (iv) any other interest or participation that confers on the holder thereof the right to receive a share of the profits and losses of, or distributions of assets of, the issuer of such interest or participation.

      Notwithstanding the above, this Section 2 shall not prohibit the Corporation from paying dividends or other distributions on, redeeming, purchasing or otherwise acquiring or retiring for value shares of the Series A Preferred Stock; provided that such dividends, distributions, redemptions, purchases or acquisitions are made pro rata among all Holders.

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      No  dividends  on the  Series  A  Preferred  Stock  shall  be  paid by the
Corporation to the extent the payment of such dividends is restricted or prohibited by law.

     3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, out of assets available for distribution to stockholders, an amount per share (subject to appropriate adjustments in the event of any stock dividends, stock splits or other similar events) (the "Liquidation Amount"), equal to the sum of (i) $100 (the "Preference Amount"), plus (ii) accrued and unpaid dividends on such share (whether or not earned or declared) to the date fixed for liquidation, dissolution or winding up, after the distribution of assets to holders of shares of capital stock with liquidation rights senior to the liquidation rights of the Holders, but before any distribution or payment is made to the holders of shares of Common Stock or any other series or class of capital stock with liquidation rights junior to the liquidation rights of the Holders. If, upon any such liquidation, dissolution or winding up of the Corporation or the consolidation or merger of the Corporation with or into any other entity that is not an Affiliate of the Corporation, the consolidation or merger of any other entity that is not an Affiliate of the Corporation with or into the Corporation, or the sale of all or substantially all of the property or business of the Corporation to an entity that is not an Affiliate of the Corporation, the assets distributable to the Holders shall be insufficient to permit the payment in full to the Holders of the Liquidation Amount, then the entire assets of the Corporation shall be applied ratably to the Series A Preferred Stock and any other capital stock of the Corporation PARI PASSU in respect of liquidation preference, in proportion to the respective liquidation preferences to which they otherwise would be entitled. Notwithstanding the foregoing, neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its property and business as an

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entirety, shall be deemed to be a liquidation,  dissolution or winding up of the
Corporation   within  the  meaning  of  this  Section  3,  unless  such  merger, consolidation, sale, lease or conveyance shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation. After payment of the Liquidation Amount to which it is entitled, no Holder will have any right or claim to any of the Corporation's remaining assets.

     4. PREEMPTIVE RIGHTS; SINKING FUND. The Holders shall have no preemptive rights with respect to the issuance of any shares of the Corporation's capital stock or any of the Corporation's securities convertible into, exercisable or exchangeable for, or carrying rights or options to purchase shares of the Corporation's capital stock. Shares of Series A Preferred Stock are perpetual and are not convertible into shares of Common Stock or any other class or series of capital stock of the Corporation and will not be subject to any sinking fund.

     5. RIGHT TO REPURCHASE SHARES. Subject to Section 2 above and to Section 10 below, the Corporation may purchase shares of Common Stock in the open market, from persons not affiliated with the Corporation, provided that (i) all dividend payments otherwise due to the Holders have been paid (provided, that a dividend payment shall be deemed paid when due if actually paid within five business days following the applicable Dividend Payment Date), (ii) the Corporation is not in default of any of the provisions of this Certificate of Designations, and (iii) the shares are purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or on such other terms and conditions as the Board shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

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     6.  VOLUNTARY  REDEMPTION.  The shares of Series A  Preferred  Stock may be redeemed by the Corporation on a pro rata basis at any time after the date of issuance, for an amount per share in cash equal to the sum of the Preference Amount plus accumulated and unpaid dividends on such share, if any, to the date of redemption (such sum, the "Redemption Price"). The Corporation shall give written notice (a "Redemption Notice") to each Holder of any redemption to be effected pursuant to this Section 6, which Redemption Notice shall be mailed not less than 30 nor more than 60 days prior to the date of consummation of such redemption (the "Redemption Date"). The Redemption Notice shall contain the following information: (i) the number of shares of Series A Preferred Stock held by such Holder which shall be redeemed by the Corporation pursuant to this
Section 6; (ii) the Redemption Date; and (iii) the address at which the Holder may surrender to the Corporation its certificate or certificates representing shares of Series A Preferred Stock to be redeemed. Dividends shall cease to accrue on any shares of Series A Preferred Stock redeemed pursuant to this
Section 6 on and following the Redemption Date. Each Holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place specified in the Redemption Notice, and thereupon an amount equal to the Redemption Price shall be paid to the order of the person whose name appears on such certificate or certificates.

     7. MANDATORY REDEMPTION. Except as otherwise provided in this Section 7, each Holder, at such Holder's option which option must be exercised or forfeited within 20 business days after receipt by such Holder from the Corporation of notice of the occurrence of a Mandatory Redemption Event (as defined below), which such notice shall contain, among other things, a detailed description of such Mandatory Redemption Event and a detailed outline of the

                                       8

process by which the Corporation shall redeem all or any portion of the shares of Series A Preferred Stock then held by such Holder in accordance with this
Section 7, may require the Corporation to redeem all or any portion of the shares of Series A Preferred Stock then held by such Holder, for an amount per share in cash equal to the Redemption Price, upon the occurrence of any of the following events (each such event, a "Mandatory Redemption Event"): (i) the adoption of a plan relating to the liquidation, dissolution or winding up of the Corporation, (ii) the sale, lease, transfer, conveyance or other disposition
(other than pursuant to a securitization, warehouse facility, residual receivable financing arrangement, credit facility, or other financing arrangement entered into by the Corporation or any of its Affiliates in the ordinary course of business), in one transaction or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any person or entity, (iii) the consolidation of the Corporation with, or the merger of the Corporation with or into, any entity, or the consolidation of any entity with, or the merger of any entity with or into, any entity, or the consolidation of any entity with, or the merger of any entity with or into, the Corporation, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Corporation outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee entity constituting a majority of the outstanding shares of the Voting Stock of such surviving or transferee entity (calculated immediately after giving effect to such issuance) (provided that for the purposes of this clause (iii), any transfer of any equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Corporation will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that

                                       9

has been so transferred), (iv) a majority of the members of the Board who were members of the Board on the date on which the shares of Series A Preferred Stock were originally issued (the "Original Issue Date") or who were nominated for election or elected to the Board with the approval of a majority of the directors who were members of the Board on the Original Issue Date, no longer serve as members of the Corporation's Board (excluding the Additional Directors (as defined in Section 10 below)); (iv) commencement by or against the Corporation of a case, proceeding or other action, whether voluntary or involuntary, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (v) the sale of the Corporation through the exercise of creditors' remedies; or (vi) the Corporation's breach of any term of this Certificate of Designations that does or could reasonably be expected to materially and adversely affect the rights of the Holders; or (vii) the Miller Stockholders, considered together, shall own, directly or indirectly, in the aggregate a number of shares of Common Stock that is less than 50% of the aggregate number of shares of Common Stock owned by the Miller Stockholders considered together, on the Original Issue Date. For the purposes of this
Section 7, the "Voting Stock" of any entity shall mean the capital stock of such entity that is at the time entitled to vote generally in the election of the board of the directors of such entity.

      Each Holder of shares of Series A Preferred Stock to be redeemed pursuant to this Section 7 shall surrender the certificate or certificates representing such shares to the Corporation, and thereupon an amount per share equal to the Redemption Price shall be paid in cash to the order of the person whose name appears on such certificate or certificates.

      Notwithstanding the above, upon the occurrence of a transaction or event described in (ii), (iii) or (iv) of this Section 7, the Holders shall not have the right to require the Corporation to redeem all or any portion of the shares of Series A Preferred Stock then held by them if (i) (a)

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immediately  following the consummation of such transaction or the occurrence of such event the Holders will continue to hold all shares of Series A Preferred Stock held by them immediately preceding such transaction, and all dividend payments payable in respect thereof, including any accrued cumulative dividends, shall have been paid and (b) in connection with such transaction or the occurrence of such event the holders of shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to dividend rights and/or rights on the liquidation, dissolution and winding up of the Corporation ("Junior Securities") receive or retain only shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to dividend rights and rights on the liquidation, dissolution and winding up of the Corporation, or (ii) (a) in connection with such transaction the Holders of shares of Series A Preferred Stock receive in exchange or consideration for such shares cash or securities issued by an entity other than the Corporation having a fair market value equal to the aggregate Preference Amount of all shares of Series A Preferred Stock held by such Holders immediately prior to such transaction, plus accrued and unpaid dividends thereon (whether or not earned or declared) to the date of consummation of such transaction, (b) if in connection with such transaction the Holders of the Series A Preferred Stock are to receive or will hold securities issued by an entity other than the Corporation, then (i) the Holders shall have received an opinion from a nationally recognized investment banking firm, which firm shall be reasonably satisfactory to the Holders of a majority of the shares of Series A Preferred Stock issued and outstanding immediately prior to the consummation of such transaction, to the effect that after conducting an investigation customary to a transaction of this type the investment banking firm has determined that such entity's financial condition will be, immediately following and giving effect to such transaction, equal or superior to the financial condition of the Corporation immediately prior to the consummation of such transaction, and (ii) such securities shall entitle the Holders to rights in respect of dividends and rights on liquidation, dissolution and winding up of the Corporation which are not less favorable to the Holders than any such rights in respect of the Series A Preferred Stock, and (c) if in exchange for the Junior Securities held by them the Miller Stockholders and the holders of all Junior Securities of the Corporation receive only securities in such transaction which rank junior to the securities received by the Holders of the Series A Preferred Stock in such transaction with respect to dividend rights and rights on liquidation, dissolution and winding up.

     8. REACQUIRED SHARES. Any and all shares of Series A Preferred Stock purchased, redeemed or otherwise acquired by the Corporation shall be retired and canceled. Such shares will become authorized but unissued shares of the Corporation's preferred stock, shall no longer be designated as Series A Preferred Stock and, subject to the terms of this Certificate of Designations, shall be subject to reissuance as part of a new class of preferred stock if so designated by the Corporation's Board.

     9. RESTRICTIONS ON TRANSFER. No Holder may transfer any of shares of Series A Preferred Stock unless the transferee is (i) a "qualified institutional buyer" as defined in Rule 144A promulgated pursuant to the Securities Act and (ii) a "qualified institutional buyer" as defined in Section 2(a)(51)(A) under the Investment Company Act of 1940, as amended. Compliance with this Section 9 shall be evidenced if the transferee has provided an Investor Certificate, in substantially the form attached hereto as Exhibit A, to the Corporation's transfer agent.

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     10.  VOTING  RIGHTS.  Except as set forth  below  and  except as  otherwise required by the General Corporation Law of the State of Delaware, the Holders shall have no voting rights.

     (a) Without the prior written approval of the Holders of a majority of the shares of Series A Preferred Stock then outstanding, the Corporation shall not
(i) authorize, create or issue, or increase the authorized amount of, any class or series of capital stock ranking senior to or PARI PASSU with the Series A Preferred Stock in respect of voting, dividend rights or rights upon the liquidation, dissolution or winding up of the Corporation, or increase the authorized number of shares of the Series A Preferred Stock, or create, authorize or issue any instrument or security convertible into or exchangeable for shares of Series A Preferred Stock or shares of any other class or series of stock ranking senior to or PARI PASSU with the Series A Preferred Stock in respect of voting, dividend rights or rights upon the liquidation, dissolution or winding up of the Corporation, except upon the occurrence of a Senior Funding Event or a Parity Funding Event, or (ii) subject to Section 12 hereof, amend the terms of the Corporation's certificate of incorporation, by-laws or other charter documents in a manner that would adversely affect the rights of the Holders.

     (b) Without the prior written approval of the Holders of a majority of the shares of Series A Preferred then outstanding, the Corporation and each Subsidiary shall not, and the Corporation shall not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Corporation's or any of its Subsidiaries' Equity Interests junior to or on parity with, in respect of dividend rights and rights on liquidation, dissolution and winding up of the Corporation, the Series A Preferred Stock (except for shares issued to the Miller Stockholders in connection with a Parity Funding

                                       13

Event) owned by the Miller Stockholders, (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests junior to or on parity with, in respect of dividend rights and rights on liquidation, dissolution and winding up of the Corporation, the Series A Preferred Stock of the Company owned by the Miller Stockholders, or (iii) enter into any agreement that would restrict in any manner the Corporation's compliance with this Certificate of Designations.

     (c) To the extent permitted by law, if the Corporation fails to pay cash dividends on the Series A Preferred Stock for a total of five dividend periods, the Holders of the then outstanding shares of Series A Preferred Stock shall have the right, voting separately as one class, and until terminated as provided below, to elect two directors for newly created directorships (the "Additional Directorships") on the Corporation's Board (such directors, the "Additional Directors"). So long as any shares of the Series A Preferred Stock remain outstanding, the number of members of the Corporation's Board shall not exceed 10 (including the Additional Directors, if any) unless the Corporation shall have received the prior written consent of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock to increase such number.

      At any time when the right to elect Additional Directors is vested and has not yet terminated, within 30 days after such right shall have vested, the Corporation shall call, in the manner provided by the certificate of incorporation and by-laws of the Corporation, a special meeting of the Holders to elect Additional Directors to be held not later than 30 days after such special meeting shall have been called. At such time when dividends on the Series A Preferred Stock have been paid in full for four consecutive dividend periods, the right of the Holders to elect Additional Directors shall terminate, subject to revesting in the event of each and every subsequent failure on the part of the Corporation to pay dividends for five dividend periods as

                                       14

described above. Any vacancies with respect to the Additional Directors, if the right to elect such Additional Directors is then vested, shall be filled by the affirmative vote of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock.

     Any Additional Director may be removed at any time, either with or without cause, by the affirmative vote of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting separately as one class, at a duly held meeting of the Holders.

     Upon termination of the right to elect Additional Directors, the term of office of all Additional Directors then in office shall terminate unless otherwise required by law. Upon such termination, the number of members of the Corporation's Board will be reduced by two, subject to future increase pursuant to subsection (b) of this Section 10.

     Each of the directors elected by the Holders pursuant to this Section 10 shall be entitled to the same number of votes to which each of the other members of the Corporation's Board is entitled on any and all matters on which the other members of the Corporation's Board are entitled to vote.

     11. NOTICE OF CERTAIN EVENTS. If at any time:


     (a) the Corporation or any of its Subsidiaries shall declare any dividend or distribution the declaration or payment of which would be prohibited by the terms of this Certificate of Designations;

     (b) any recapitalization of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation or business organization shall occur;

     (c) any Mandatory Redemption Event shall occur; or

                                       15

     (d) the Corporation or any of its Subsidiaries enters into an agreement to engage in any of the activities described in (a), (b), or (c) above, then, in any one or more of such cases, the Corporation shall give the registered Holders of shares of Series A Preferred Stock written notice, by registered mail, of the date on which a record shall be taken for such dividend or distribution or for determining the stockholders entitled to vote upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of any securities shall participate in such dividend or distribution, or shall be entitled to exchange their securities for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the record date with respect thereto.

     12. INFORMATION. The Corporation shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any owner or beneficial owner of shares of Series A Preferred Stock in connection with any sale thereof and any prospective purchaser of such Series A Preferred Stock designated by such owner or beneficial owner, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the written request of any owner or beneficial owner of such Series A Preferred Stock and it will take such further action as any owner or beneficial owner of such Series A Preferred Stock may reasonably request, all to the extent required from time to time to enable such owner or beneficial owner to sell its Series A Preferred Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the written request of any owner or any beneficial owner of such Series

                                       16

A Preferred Stock, the Corporation will deliver to such owner a written statement as to whether it has complied with such requirements.

     13. AMENDMENTS. The provisions of this Certificate of Designations may not be amended, modified or waived without the written consent or affirmative vote of the holders of at least a 66 2/3% of the then outstanding shares of Series A Preferred Stock. Except to the extent required by law, the vote of the holders of any other class of capital stock of the Corporation is not required for the amendment, modification or waiver of the terms of this Certificate of Designations.

      IN WITNESS WHEREOF, the undersigned has executed this certificate this 23 day of August, 2001.

                                        DELTA FINANCIAL CORPORATION

                                        By:   /S/ MARC E. MILLER
                                              -------------------------
                                        Name: Marc E. Miller
                                        Title:Senior Vice President and
                                              Secretary

                                                                       EXHIBIT A

                              INVESTOR CERTIFICATE

Mellon Investor Services, LLC
44 Wall Street - 6th Floor
New York, New York 10005
Attn: Cynthia Gonzalez

Delta Financial Corporation
1000 Woodbury Road, Suite 200
Woodbury, New York 11797

      Re:   PREFERRED STOCK OF DELTA FINANCIAL CORPORATION (THE "SECURITIES")
            -----------------------------------------------------------------

Ladies and Gentlemen:

A.    QUALIFIED INSTITUTIONAL BUYER

      In connection with our purchase of the Securities listed on Schedule 1 attached hereto, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

     1. It owns and/or invests on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and currency, interest rate and commodity swaps), as described below:

            Amount: $_________________; and

     2. The dollar amount set forth above is:

             1. |_| greater than $100 million and the undersigned is one of the following entities:

     a. |_| an insurance company as defined in Section 2(13) of the Act;1 or

-----------------------------
1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered under Section 8 of the Investment Company Act of 1940 nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.


     b. |_| an investment company registered under the Investment Company Act or any "business development company" as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended (the "Investment Company Act") or as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

     c. |_| a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

     d. |_| a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

     e. |_| an employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974; or

     f. |_| a trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in numbers (4) or (5) above, except trust funds that include as participants individual retirement accounts on H.R. 10 plans; or

     g. |_| a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

     h. |_| a bank as defined in Section 3(a)(2) of the Act, a savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of sale in the case of a U.S. bank or savings and loan association or 18 months in the case of a foreign bank or savings and loan association or equivalent institution; or

     i. |_| an investment adviser registered under the Investment Advisers Act;

             2. |_| greater than $10 million, excluding any unsold allotment or subscription in a public offering, and the undersigned is a dealer registered pursuant to Section 15 of the Exchange Act; or

             3. |_| the undersigned is a dealer registered pursuant to Section 15 of the Exchange Act and is purchasing these securities in a riskless principal transaction on behalf of a qualified institutional buyer; or

             4. |_| less than $100 million, and the undersigned is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a

     "family of investment companies" which own at least $100 million of eligible securities; or

             5. |_| less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

     3. The undersigned further certifies that it is purchasing the Securities for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Securities are being made in reliance on its continued compliance with Rule 144A.

     4. The undersigned understands that the Securities may be resold, pledged or transferred only to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A.

B.    QUALIFIED PURCHASER

     In connection with our purchase of the Securities listed on Schedule 1 attached hereto, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified purchaser (as defined in Section 2(a)(51)(A) under the Investment Company Act) as follows:

1.   |_|   The purchaser is a natural person who beneficially owns not less than
     $5,000,000 in "investments" either separately or jointly or as community property with his or her spouse;2

2. |_| With respect to Delta Funding Residual Exchange Company, LLC ("Exchange Company LLC") and Delta Funding Residual Management, Inc.
     ("Management Inc."), the purchaser is (i) a director, trustee, general partner, managing member, or advisory board member; (ii) an executive officer3; or (iii) an employee4 who regularly participates in the investment activities of Exchange Company LLC or Management Inc. (or its affiliates) and has performed such role with respect to Exchange Company LLC, Management Inc. or its affiliates for at least 12 months;

3. |_| The purchaser is an entity which (i) was not formed for the specific purpose of investing in Exchange Company LLC and Management Inc.5; (ii) is acting for its own
-------------------------------
2 In order to complete question 1, please read Annex A at the end of Investor Questionnaire for information regarding what is includable in "investments" and for information regarding the valuation of such "investments."
3 Includes any (a) president, (b) vice president in charge of a business unit, division or function, or (c) any other person who performs a policy-making function.
4 Excludes an employee performing solely clerical, secretarial or administrative functions.
5 A purchaser may be deemed to be "formed for the specific purpose of investing in Exchange Company LLC and Management Inc." if either (i) the amount of the Securities purchased by the purchaser exceeds 40% of the total assets (on a consolidated basis with its subsidiaries) of the purchaser or (ii) interest holders in the purchaser are able account or the accounts of other "qualified purchasers"6; and (iv) in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in "investments;"

4.   |_|   Each  beneficial  owner of the purchaser's securities is a "qualified purchaser;"6

5. |_| The purchaser is an entity which (i) was not formed for the specific purpose of investing in the Securities;5 (ii) owns not less than $5,000,000 in "investments"; and (iii) is directly or indirectly owned entirely by or for a "Family Company;"7

6. |_| The purchaser is a "qualified institutional buyer"8 acting for its own account or the account of other qualified institutional buyers, PROVIDED that:

     (i) a dealer described in paragraph (a)(1)(ii) of Rule 144A must own and invest on a discretionary basis at least $25 million in securities of issuers that are not affiliated persons of the dealer; and

     (ii)a plan referred to in paragraph (a)(1)(D) or (a)(1)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(F) of Rule 144A that holds the assets of such a plan, will only be deemed to be acting for its own account to the extent that investment decisions are made by the fiduciary, trustee or sponsor of such plan (i.e., there must be at least $100 million of non-self-directed assets in the plan) and then only with respect to the assets as to which investment decisions are made by the fiduciary, trustee or sponsor;

      or

7. |_| The purchaser is a trust that (i) is directed by a "qualified purchaser;"6 (ii) was not formed for the specific purpose of investing in the Securities;5 and (iii) with respect to which each settlor or other person who contributed assets is a "qualified purchaser." 6

C.    OTHER

1. The undersigned has received and carefully reviewed the Certificate of Incorporation, Certificate of Designations and by-laws of Delta Financial Corporation. The undersigned has had the opportunity to review all other documents and information which the undersigned has requested concerning its investment in the Securities. The undersigned has had the opportunity to ask questions of Delta Financial Corporation, which questions were answered to its satisfaction.


--------------------------------------------------------------------------------
to   decide  individually   whether  to  participate,  or  the  extent  of their
participation, in the purchaser's investment in Exchange Company LLC and Management Inc. (I.E., holders of interests in the purchaser determine whether their capital will form part of the capital invested by the purchaser in the Securities).
6 "Qualified purchaser" includes any individual referred to in question 1 or 2 of this Section B or any entity referred to in question 3 or 5 of this Section B.
7 A "Family Company" consists of two or more natural persons who are related (as siblings or spouses) (including former spouses), or direct lineal descendants by birth or adoption), their spouses, and estate or foundations, charities, trusts or other entities formed by them or for their benefit.
8  As defined in paragraph (a) of Rule 144A under the 1933 Act.

      IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned on the _____ day of ___________, 200__.
                                    [Name of purchaser]




                                    By:
                                    Name:
                                    Title 9:






--------------------------------
9  Must be President, Chief Financial Officer, or other authorized officer.

                                                                         ANNEX A

                                   Investments

      For determining whether the purchaser is a "qualified purchaser" the term "investments" includes:

     1. Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is a "public company," a "financial company" or has more than $50 million in equity, as reflected on such company's financial statements which present such equity information as of a date within 16 months preceding the date on which the Investor acquires Interests. The term "public company" includes all companies that file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or have a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the 1933 Act. The term
"financial company" includes a commodity pool or an "investment company" (whether U.S. or offshore) or a company required to register as such under the 1940 Act but for the exclusions or exemptions provided by sections 3(c)(1) through 3(c)(9) of the 1940 Act;

     2. Real estate held for investment purposes so long as it is not used by the prospective "qualified purchaser" or a close relative (generally, a sibling, spouse, former spouse, direct ancestor or descendent or a spouse of such an ancestor or descendent) for personal or business purposes. However, real estate owned by a prospective "qualified purchaser" who is primarily in the real estate business is includable as an "investment" even if it is used by the owner;

     3. "Commodity interests" or "physical commodities" held for investment purposes by the Investor. "Commodity interests" includes commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of (i) any contract market designated for trading such transactions under the Commodity Act and the rules thereunder or (ii) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Act. "Physical commodities" includes any physical commodity with respect to which a "Commodity Interest" is traded on a market specified in the definition of commodity interests above;

     4. To the extent not securities, "financial contracts" entered into for investment purposes or in connection with investments. "Financial contracts" includes any arrangement that (i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and (iii) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement;

     5. In the case of an Investor that is a commodity pool or an investment company excepted from registration by section 3(c)(1) or 3(c)(7) of the 1940 Act, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment upon the demand of the Investor; and

     6. Cash and cash equivalents held for investment purposes, such as bank deposits, foreign currencies, certificates of deposits, net cash surrender value of an insurance policy and cash held for defensive purposes.

     "Investments" do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

                                       2

     For purposes of determining the amount of "investments" owned by a company, "investments" of a parent company and its majority-owned subsidiaries may be aggregated to meet the minimum "investment" amount requirements, regardless of which company is the prospective "qualified purchaser."

     For purposes of determining the amount of "investments" owned by a natural person, there may be included any "investment" held jointly or as community property with such person's spouse. In determining whether spouses who are making a joint investment in the Fund are "qualified purchasers," there may be included in the amount of each spouse's "investments" any "investments" owned by the other spouse (whether or not such "investments" are held jointly).

     In determining whether a natural person is a "qualified purchaser," there may be included in the amount of such person's "investments" any "investments" held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.


                            Valuation Of Investments

      In determining the value of "investments" in order to ascertain "qualified purchaser" status, the aggregate amount of "investments" owned and invested on a discretionary basis by such person can be either their fair market value on the most recent practicable date or the cost of such "investments," provided that the same method must be used for all "investments." However,

(1) In the case of "commodity interests," the amount of "investments" is the value of the initial margin or option premium deposited in connection with such "commodity interests" and

(2) In   each   case,    there   must  be  deducted  from  the  amount  of  such
"investments" the following amounts:

                                       3

      (a) The amount of any outstanding indebtedness incurred by the prospective "qualified purchaser" to acquire such "investments" and

      (b) In the case of a Family Company (as defined in footnote 7 above), in addition to the amounts specified in paragraph (2) (a) above, any outstanding indebtedness incurred by an owner of the Family Company to acquire the Family Company's "investments."

                                                                      SCHEDULE 1

                              PURCHASED SECURITIES

SECURITIY                                                     AMOUNT

Preferred Stock of Delta Financial Corporation